CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the

Registration Statements on Form

S-8 (File Nos. 333-11729 and 333-11731) of The Manitowoc Company, Inc.

of our report dated January 26, 2001, except for information in Note

15, for which the date is March 4, 2001, relating to the financial statements, which appears in the 2000 Annual Report, which is incorporated in this Form 10-K.  We also consent to the incorporation by reference of our report dated January 26, 2001 relating to the financial statement schedule, which appears on this Form 10-K.





/S/ PricewaterhouseCoopers LLP





PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 29, 2001



















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